                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                            -------------------------

       Date of Report (Date of earliest event reported): December 1, 1998

                          MERRILL LYNCH DEPOSITOR, INC.
            (ON BEHALF OF PUBLIC STEERS(R) SERIES 1998 IBM Z-2 TRUST)
             (Exact name of registrant as specified in its charter)

           DELAWARE                333-29015                    13-3891329
       (State or other            (Commission               (I. R. S. Employer
       jurisdiction  of           File Number)              Identification No.)
       incorporation)

                WORLD FINANCIAL CENTER,                               10281
                  NEW YORK,  NEW YORK                              (Zip Code)
                 (Address of principal
                  executive offices)
                           --------------------------

       Registrant's telephone number, including area code: (212) 449-1000

                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

           Not Applicable

ITEM 2.    ACQUISITION OF DISPOSITION OF ASSETS

           Not Applicable

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

           Not Applicable

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           Not Applicable

ITEM 5.    OTHER EVENTS

           99.1 Distribution to holders of the Public STEERS(R) Series 1998 IBM Z-2 Trust Class A Certificates on December 1, 1998.

ITEM 6.           RESIGNATION OF REGISTRANT'S DIRECTORS

                  Not Applicable

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)      Financial statements of business acquired.

                    Not applicable

           (b)      Pro forma financial information.

                    Not applicable.

           (c)      Exhibits.

                    99.1 Trustee's report in respect of the December 1, 1998 distribution to holders of the Public STEERS(R) Series 1998 IBM Z-2 Trust Class A Certificates.

ITEM 8.    CHANGE IN FISCAL YEAR

           Not Applicable.

ITEM 9.    SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

           Not Applicable

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         MERRILL LYNCH DEPOSITOR, INC.

         Date:    12/15/98               By:    /s/ Frank D. Ronan
                                                --------------------------------
                                         Name:  Frank D. Ronan
                                         Title: President

                                  EXHIBIT INDEX


                      99.1 Trustee's report in respect of the December 1, 1998 distribution to holders of the Public STEERS(R) Series 1998 IBM Z-2 Trust Class A Certificates.

                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                   PUBLIC STEERS(R) SERIES 1998 IBM Z-2 TRUST

                                DISTRIBUTION DATE
                                DECEMBER 1, 1998
                             CUSIP NUMBER 744593AC8

           (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the International Business Machines Corporation Debentures due 2096 (the "Underlying Securities"):

                               Interest:                $3,384,375.00
                               Principal:                        0.00
                               Premium:                          0.00

           (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                               Paid by the Trust:
                               Paid by the Depositor:       $1,000.00

           (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                      Class A:
                               Interest:                $2,426,762.43
                               Principal:                 $957,000.00

                      Class B:
                               Interest:                         0.00
                               Principal:                        0.00

                      Unpaid Interest Accrued:                   0.00

           (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                      Principal Amount:                           $95,000,000
                      Interest Rate:                                   7.125%
                      Rating:
                                       Moody's Investor Service            A1

                                       Standard & Poor's Rating Service    A

           (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                               Class A:
                               Initial Principal Balance:          $76,586,000
                               Reduction:                          ($1,884,000)
                                                                   -----------
                               Principal Balance 12/1/98:          $74,702,000

                               Class B:
                               Principal Balance
                               at Maturity:                        $95,000,000